UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2017

SPDR® LONG DOLLAR GOLD TRUST

a series of

WORLD CURRENCY GOLD TRUST

SPONSORED BY WGC USA ASSET MANAGEMENT COMPANY, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-37996	36-7650517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o WGC USA Asset Management Company, LLC 685 Third Ave., 27th Floor New York, New York 10017

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (212) 317-3800

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2017, Samantha McDonald resigned as Chief Financial Officer and Treasurer of WGC USA Asset Management Company, LLC, or WGCAM, the Sponsor of the SPDR® Long Dollar Gold Trust, a series of World Currency Gold Trust, effective November 30, 2017. Her resignation did not arise from any disagreement on any matter relating to the operations, policies or practices of the SPDR® Long Dollar Gold Trust or World Currency Gold Trust.

On October 23, 2017, WGCAM appointed Joseph R. Cavatoni, the Principal Executive Officer of WGCAM, to also serve as interim Chief Financial Officer and Treasurer of WGCAM, effective at the same time as Ms. McDonald’s resignation as Chief Financial Officer and Treasurer.    A search has been initiated to identify a new Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 23, 2017	SPDR® LONG DOLLAR GOLD TRUST
(Registrant)*

	By:	WGC USA Asset Management Company, LLC
as the Sponsor of the Registrant

	By:	/s/ Joseph R. Cavatoni
	Name:	Joseph R. Cavatoni
	Title:	Principal Executive Officer

*	As the Registrant is a trust, this report is being filed on behalf of the Registrant by World Gold Trust Services, LLC, only in its capacity as the sponsor of the Registrant. The identified person signing this report is signing in their capacity as an authorized officer of World Gold Trust Services, LLC.